EXHIBIT 4.4
DECLARATION OF TRUST
     This Declaration of Trust, dated as of July 16, 2009, among The Navigators Group, Inc., a Delaware corporation, as “Depositor,” The Bank of New York Mellon, a New York banking corporation (the “Property Trustee”), BNY Mellon Trust of Delaware, a Delaware banking corporation (the “Delaware Trustee”), and Bruce J. Byrnes, as “Regular Trustee” (the Property Trustee, the Delaware Trustee and the Regular Trustee, collectively the “Trustees”), not in their individual capacities but solely as Trustees. The Depositor and the Trustees hereby agree as follows:
     1. The trust created hereby (the “Trust”) shall be known as Navigators Capital Trust I, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.
     3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as Exhibit 4.8 to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.
     4. The Depositor is hereby authorized as the sponsor of the Trust, in its discretion (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including any pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with The Nasdaq Global Select Market (“Nasdaq”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on Nasdaq; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or “Blue Sky” laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust one or more Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, Nasdaq or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, in their capacities as Trustees of the Trust, then the Trustees are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that each of The Bank of New York Mellon and BNY Mellon Trust of Delaware, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, Nasdaq or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Depositor and the Regular Trustee, hereby constitute and appoint Bruce J. Byrnes, Emily B. Miner and Francis W. McDonnell, and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.
     5. This Declaration of Trust may be executed in one or more counterparts.
     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days’ prior notice to the Depositor.
     7. The Depositor hereby agrees to (i) reimburse the Property and Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Property and Delaware Trustee and their respective officers, directors, employees and agents (collectively, including each of the Property Trustee and the Delaware Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, the “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action , suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefore under this Section 7. The obligations of the Depositor under this Section 7 shall survive the resignation or removal of the Property or Delaware Trustee and shall survive the termination, amendment, supplement, and/or restatement of this Declaration of Trust.
     8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be executed as of the day and year first above written.

THE NAVIGATORS GROUP, INC., as Depositor
By:	/s/ Francis W. McDonnell
	Name:	Fran
Title:

/s/ Bruce J. Byrnes
Bruce J. Byrnes, as Regular Trustee

THE BANK OF NEW YORK MELLON, as Property Trustee
By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

Declaration of Trust
Navigators Capital Trust I